Exhibit 99.1(a)

News Release
5 Sarnowski Drive, Glenville, New York, 12302
(518) 377-3311	Fax: (518) 381-3668

Subsidiary:	Trustco Bank	Nasdaq -- TRST

Contact:	Robert Leonard
Executive Vice President
(518) 381-3693

FOR IMMEDIATE RELEASE:

Skillful Application of Fundamental Principles Yields Standout Results:
TrustCo Announces Net Income Up 19.8%; Net Interest Income up 10.5%

Executive Snapshot:

•	Bank-wide financial results:
o	Key metrics for the second quarter 2025:
◾	Net income of $15.0 million, or $0.79 diluted earnings per share, increased 19.8% compared to $12.6 million, or $0.66 diluted earnings per share for the second quarter 2024
◾	Net interest income of $41.7 million, up 10.5% from $37.8 million for the second quarter 2024
◾	Net interest margin of 2.71%, up 18 basis points from 2.53% in second quarter of 2024
◾	Average loans were up $115.6 million for the second quarter 2025 compared to the second quarter 2024
◾	Average deposits were up $173.4 million for the second quarter 2025 compared to the second quarter 2024

•	Capital position and key ratios:
o	Consolidated equity to assets increased to 10.91% as of June 30, 2025 from 10.73% as of June 30, 2024
o	Book value per share as of June 30, 2025 was $36.75, up from $34.46 as of June 30, 2024
o	169 thousand shares of TrustCo common stock were purchased under the stock repurchase program during the second quarter 2025

•	Trustco Financial Services and Wealth Management income:
o	Fees increased to $1.8 million, or by 13.0%, compared to second quarter 2024
o	Assets under management increased to $1.19 billion, or by 8.2%, compared to second quarter 2024

Glenville, New York – July 21, 2025

TrustCo Bank Corp NY (TrustCo, NASDAQ: TRST) today announced strong financial results for the second quarter of 2025 underscored by rising net interest income, continued margin expansion, and accelerated loan growth across key portfolios.  Net interest income increased 10.5% year over year to $41.7 million, driven by the ongoing repricing of the loan portfolio at higher yields and disciplined management of deposit costs, which remained well-controlled despite sustained competitive pressures.  Net interest margin expanded to 2.71% from 2.53% in the prior year period, reflecting improved asset yields and prudent deposit pricing strategies.  This resulted in second quarter 2025 net income of $15.0 million or $0.79 diluted earnings per share, compared to net income of $12.6 million or $0.66 diluted earnings per share for the second quarter 2024.  Loan growth gained momentum during the quarter, with total average loans increasing $115.6 million or 2.3% for the second quarter 2025 over the same period in 2024.  This growth signals increasing borrower confidence and supports the Bank’s strategic focus on high quality relationship lending.

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Overview

Chairman, President, and CEO, Robert J. McCormick said “Part of our long-term strategy is having the right mix of products available so that we can sell the right thing, to the right customer, at the right time.  It is our ability to do this with agility and skill that has produced the standout results announced today.  We saw double digit growth in our return metrics year over year, as return on average assets improved 17%, and return on average equity grew 12.5%.  Our margin improved 7% year over year, in tandem with a 12% year over year improvement in adjusted efficiency ratio.  Our ability to sell home equity products at a time of high market demand for the flexibility they offer has been key to this success.  Home equity credit lines are up 18% year over year.  Likewise, we strategically grew commercial loans 11% year over year – which we have done without exposure to risky multi-family loans or other industry-specific concentrations.  We lowered non-performing loans to total loans by 7% year over year, and booked a second consecutive quarter of net recoveries.  These exceptional results in the first half of 2025 provide a foundation for positive momentum moving into 2026.”

Details

As the year continues to progress, we are seeing increased opportunities to deploy our resources effectively.  Some efforts include loan originations, targeted investments in technology and digital banking infrastructure, and strategic growth in key markets.  Average loans were up $115.6 million, or 2.3%, in the second quarter 2025 over the same period in 2024.  Average residential loans and HECLs, our primary lending focus, were up $27.9 million, or 0.6%, and $64.7 million, or 17.8%, respectively, in the second quarter 2025 over the same period in 2024.  Average commercial loans also increased $25.8 million, or 9.2%, in the second quarter 2025 over the same period in 2024.  We believe that this upward trend reflects improving economic confidence among borrowers, strong credit quality, and the Bank’s focus on relationship lending. The sustained growth in the loan portfolio will likely enhance net interest income in the quarters ahead.  Average deposits were up $173.4 million, or 3.3%, for the second quarter 2025 over the same period in 2024, primarily as a result of an increase in time deposits, interest bearing checking accounts, and demand deposits. The Bank’s continued emphasis on relationship banking, combined with competitive product offerings and digital capabilities, has contributed to a stable deposit base that supports ongoing loan growth and expansion.

During the second quarter of 2025, we remained committed to returning value to shareholders through a disciplined share repurchase program, which reflects our confidence in the long-term strength of the franchise and our focus on capital optimization. TrustCo purchased 169 thousand, or 0.9%, of total shares outstanding of TrustCo common stock under the previously announced stock repurchase program during the second quarter of 2025. Our approach ensures every dollar of capital is working to generate solid returns, strengthen customer relationships, and enhance shareholder value.  As of June 30, 2025, our equity to asset ratio was 10.91%, compared to 10.73% as of June 30, 2024.  Book value per share as of June 30, 2025 was $36.75, up 6.6% compared to $34.46 a year earlier.

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Net interest income was $41.7 million for the second quarter 2025, an increase of $4.0 million, or 10.5%, compared to the second quarter of 2024, driven by loan growth at higher interest rates, increase in interest on federal funds sold and other short-term investments, and less interest expense on deposit products, partially offset by lower investment interest income.  The net interest margin for the second quarter 2025 was 2.71%, up 18 basis points from 2.53% in the second quarter of 2024.  The yield on interest earnings assets increased to 4.19% in the second quarter of 2025, up 13 basis points from 4.06% in the second quarter of 2024.  The cost of interest bearing liabilities decreased to 1.91% in the second quarter 2025, down from 1.97% in the second quarter 2024.  The Bank is well positioned to continue delivering strong net interest income performance even as the Federal Reserve signals a potential easing cycle in the months ahead.  Our balance sheet is built for resilience and flexibility, with a favorable asset mix and a stable deposit base that we believe positions us to thrive across interest rate environments.  In addition to new loan originations, we are seeing ongoing opportunities to reprice portions of our existing loan book as higher-rate loans replace paydowns and early payoffs, helping us maintain attractive yields.  With loan demand accelerating and funding costs stabilizing, we believe there is meaningful upside to net interest income in the coming quarters.  Our proactive asset-liability management strategy gives us confidence in sustaining margin strength and driving consistent profitable growth.

Non-interest income, net of net gains on equity securities, increased to $4.9 million as compared to $4.3 million for the second quarter of 2024.  This increase was primarily attributable to wealth management and financial services fees, which increased by 13.0% to $1.8 million, driven by strong client demand and higher assets under management.  These revenues represent 37.5% of non-interest income for the second quarter of 2025.  The majority of this fee income is recurring, supported by long-term advisory relationships and a growing base of managed assets.  Non-interest expense increased $236 thousand over the second quarter of 2024.

Asset quality remains strong and has been consistent over the past twelve months.  The Company recorded a provision for credit losses on loans of $650 thousand in the second quarter of 2025.  The ratio of allowance for credit losses on loans to total loans was 0.99% as of both June 30, 2025 and 2024.  The allowance for credit losses on loans was $51.3 million as of June 30, 2025, compared to $49.8 million as of June 30, 2024.  Nonperforming loans (NPLs) were $17.9 million as of June 30, 2025, compared to $19.2 million as of June 30, 2024.  NPLs were 0.35% and 0.38% of total loans as of June 30, 2025 and 2024, respectively.  The coverage ratio, or allowance for credit losses on loans to NPLs, was 286.2% as of June 30, 2025, compared to 259.4% as of June 30, 2024.  Nonperforming assets (NPAs) were $19.0 million as of June 30, 2025, compared to $21.5 million as of June 30, 2024.

A conference call to discuss second quarter 2025 results will be held at 9:00 a.m. Eastern Time on July 22, 2025.  Those wishing to participate in the call may dial toll-free for the United States at 1-833-470-1428, and for Canada at 1-833-950-0062, Access code 258501.  A replay of the call will be available for thirty days by dialing toll-free for the United States at 1-866-813-9403, Access code 410483.  The call will also be audio webcast at  https://events.q4inc.com/attendee/979003710, and will be available for one year.

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About TrustCo Bank Corp NY

TrustCo Bank Corp NY is a $6.3 billion savings and loan holding company and through its subsidiary, Trustco Bank, operated 136 offices in New York, New Jersey, Vermont, Massachusetts, and Florida as of June 30, 2025.

In addition, the Bank’s Wealth Management Department offers a full range of investment services, retirement planning and trust and estate administration services.  The common shares of TrustCo are traded on the NASDAQ Global Select Market under the symbol TRST.

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Forward-Looking Statements

All statements in this news release and the related earnings call that are not historical are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements can be identified by words such as "anticipate," "intend," "plan," "goal," "seek," "believe," "project," "estimate," "expect," "strategy," "future," "likely," "may," "should," "will" and similar references to future development, results or periods. Examples of forward-looking statements include, among others, statements we make regarding our expectations for our future performance, including our expectations regarding the impact of our loan portfolio’s growth, loan demand and funding cost on net interest income, and the anticipated effects of our capital management strategy, including our stock repurchase program.  Forward-looking statements are based on management’s current expectations as well as certain assumptions and estimates made by, and information available to, management at the time the statements are made. Such forward-looking statements are subject to factors and uncertainties that could cause actual results to differ materially for TrustCo from the views, beliefs and projections expressed in such statements, and many of the risks and uncertainties are heightened by or may, in the future, be heightened by volatility in financial markets and macroeconomic or geopolitical concerns related to inflation, changes in United States and foreign trade policy, continued elevated interest rates and ongoing armed conflicts (including the Russia/Ukraine conflict and the conflict in Israel and surrounding areas). TrustCo wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. The following important factors, among others, in some cases have affected and in the future could affect TrustCo’s actual results and could cause TrustCo’s actual financial performance to differ materially from that expressed in any forward-looking statement:  future changes in interest rates; external economic factors, such as changes in monetary policy, ongoing inflationary pressures and continued elevated prices; exposure to credit risk in our lending activities; the risk of weakness in residential real estate markets; our increasing commercial loan portfolio; the sufficiency of our allowance for credit losses on loans to cover actual loan losses; our ability to meet the cash flow requirements of our depositors or borrowers or meet our operating cash needs to fund corporate expansion and other activities; claims and litigation pertaining to fiduciary responsibility and lender liability; the enforcement of federal cannabis laws and regulations and its impact on our ability to provide services in the cannabis industry; our dependency upon the services of the management team; our disclosure controls and procedures’ ability to prevent or detect errors or acts of fraud; the adequacy of our business continuity and disaster recovery plans; the effectiveness of our risk management framework; the impact of any expansion by us into new lines of business or new products and services; an increase in the prevalence of fraud and other financial crimes; the impact of severe weather events and climate change on us and the communities we serve, including societal responses to climate change; environmental, social and governance risks, as well as diversity, equity, and inclusion-related risks, and their impact on our reputation and relationships; the chance of a prolonged economic downturn, especially one affecting our geographic market area; instability in global economic conditions and geopolitical matters, as well as volatility in financial markets; the soundness of other financial institutions; U.S. government shutdowns, credit rating downgrades, or failure to increase the debt ceiling; fluctuations in the trust wealth management fees we receive as a result of investment performance; the impact of regulatory capital rules on our growth; changes in laws and regulations, including changes in cybersecurity or privacy regulations; restrictions on data collection and use; our compliance with the USA PATRIOT Act, Bank Secrecy Act, and other laws and regulations that could result in material fines or sanctions; changes in tax laws; limitations on our ability to pay dividends; TrustCo Realty Corp.’s ability to qualify as a real estate investment trust; changes in accounting standards; competition within our market areas; consumers and businesses’ use of non-banks to complete financial transactions; our reliance on third-party service providers; the impact of data breaches and cyber-attacks; the development and use of artificial intelligence; the impact of a failure in or breach of our operational or security systems or infrastructure, or those of third parties; the impact of an unauthorized disclosure of sensitive or confidential client or customer information; the impact of interruptions in the effective operation of our computer systems; the impact of anti-takeover provisions in our organizational documents; the impact of the manner in which we allocate capital; and other risks and uncertainties set forth in our public filings made with the Securities and Exchange Commission (the “SEC”), including our most recent Annual Report on Form 10-K for the year ended December 31, 2024, our Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, and our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2025 to be filed with the SEC. The forward-looking statements contained in this news release represent TrustCo management’s judgment as of the date of this news release. TrustCo disclaims, however, any intent or obligation to update forward-looking statements, either as a result of future developments, new information or otherwise, except as may be required by law.

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TRUSTCO BANK CORP NY
GLENVILLE, NY

FINANCIAL HIGHLIGHTS

(dollars in thousands, except per share data)
(Unaudited)

	Three months ended
	6/30/2025		3/31/2025		6/30/2024
Summary of operations
Net interest income	$41,746		$40,373		$37,788
Provision for credit losses	650		300		500
Net gains on equity securities	-		-		1,360
Noninterest income, excluding net gains on equity securities	4,852		4,974		4,291
Noninterest expense	26,223		26,329		26,459
Net income	15,039		14,275		12,551

Per share
Net income per share:
- Basic	$0.79		$0.75		$0.66
- Diluted	0.79		0.75		0.66
Cash dividends	0.36		0.36		0.36
Book value at period end	36.75		36.16		34.46
Market price at period end	33.42		30.48		28.77

At period end
Full time equivalent employees	733		740		753
Full service banking offices	136		136		138

Performance ratios
Return on average assets	0.96%		0.93%		0.82%
Return on average equity	8.73		8.49		7.76
Efficiency ratio (GAAP)	56.27		58.06		60.91
Adjusted Efficiency ratio (1)	55.15		58.00		62.84
Net interest spread	2.28		2.21		2.09
Net interest margin	2.71		2.64		2.53
Dividend payout ratio	45.27		47.97		54.57

Capital ratios at period end
Consolidated equity to assets	10.91%		10.85%		10.73%
Consolidated tangible equity to tangible assets (1)	10.91%		10.84%		10.72%

Asset quality analysis at period end
Nonperforming loans to total loans	0.35%		0.37%		0.38%
Nonperforming assets to total assets	0.30		0.33		0.35
Allowance for credit losses on loans to total loans	0.99		0.99		0.99
Coverage ratio (2)	2.9	x	2.7	x	2.6	x

(1)	Non-GAAP Financial Measure, see Non-GAAP Financial Measures Reconciliation.
(2)	Calculated as allowance for credit losses on loans divided by total nonperforming loans.

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FINANCIAL HIGHLIGHTS, Continued

(dollars in thousands, except per share data)
(Unaudited)

	Six Months Ended
	06/30/25	06/30/24
Summary of operations
Net interest income	$82,119	74,366
Provision for credit losses	950	1,100
Net gains on equity securities	-	1,360
Noninterest income, excluding net gains on equity securities	9,826	9,134
Noninterest expense	52,552	51,362
Net income	29,314	24,677

Per share
Net income per share:
- Basic	$1.54	1.30
- Diluted	1.54	1.30
Cash dividends	0.72	0.72
Book value at period end	36.75	34.46
Market price at period end	33.42	28.77

Performance ratios
Return on average assets	0.94%	0.81
Return on average equity	8.61	7.65
Efficiency ratio (GAAP)	57.16	60.53
Adjusted Efficiency ratio (1)	56.56	61.40
Net interest spread	2.24	2.05
Net interest margin	2.68	2.48
Dividend payout ratio	46.58	55.51

(1)	Non-GAAP Financial Measure, see Non-GAAP Financial Measures Reconciliation.

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CONSOLIDATED STATEMENTS OF INCOME

(dollars in thousands, except per share data)
(Unaudited)

	Three months ended
	6/30/2025	3/31/2025	12/31/2024	9/30/2024	6/30/2024
Interest and dividend income:
Interest and fees on loans	$54,557	$53,450	$53,024	$52,112	$50,660
Interest and dividends on securities available for sale:
U. S. government sponsored enterprises	614	596	680	718	909
State and political subdivisions	-	-	-	-	1
Mortgage-backed securities and collateralized mortgage obligations - residential	1,613	1,483	1,418	1,397	1,451
Corporate bonds	210	260	358	361	362
Small Business Administration - guaranteed participation securities	75	81	84	90	94
Other securities	8	7	6	2	2
Total interest and dividends on securities available for sale	2,520	2,427	2,546	2,568	2,819

Interest on held to maturity securities:
obligations - residential	54	57	59	62	65
Total interest on held to maturity securities	54	57	59	62	65

Federal Home Loan Bank stock	129	151	152	153	147

Interest on federal funds sold and other short-term investments	7,212	6,732	6,128	6,174	6,894
Total interest income	64,472	62,817	61,909	61,069	60,585

Interest expense:
Interest on deposits:
Interest-bearing checking	536	558	397	311	288
Savings	733	734	719	770	675
Money market deposit accounts	2,086	1,989	2,024	2,154	2,228
Time deposits	19,195	18,983	19,680	18,969	19,400
Interest on short-term borrowings	176	180	187	194	206
Total interest expense	22,726	22,444	23,007	22,398	22,797

Net interest income	41,746	40,373	38,902	38,671	37,788

Less: Provision for credit losses	650	300	400	500	500
Net interest income after provision for credit losses	41,096	40,073	38,502	38,171	37,288

Noninterest income:
Trustco Financial Services income	1,818	2,120	1,778	2,044	1,609
Fees for services to customers	2,266	2,645	2,226	2,482	2,399
Net gains on equity securities	-	-	-	23	1,360
Other	768	209	405	382	283
Total noninterest income	4,852	4,974	4,409	4,931	5,651

Noninterest expenses:
Salaries and employee benefits	11,876	11,894	12,068	12,134	12,520
Net occupancy expense	4,518	4,554	4,563	4,271	4,375
Equipment expense	1,918	1,944	2,404	1,757	1,990
Professional services	1,886	1,726	1,782	1,863	1,570
Outsourced services	2,460	2,700	3,051	2,551	2,755
Advertising expense	304	361	590	339	466
FDIC and other insurance	1,136	1,188	1,113	1,112	797
Other real estate expense, net	522	28	476	204	16
Other	1,603	1,934	2,118	1,969	1,970
Total noninterest expenses	26,223	26,329	28,165	26,200	26,459

Income before taxes	19,725	18,718	14,746	16,902	16,480
Income taxes	4,686	4,443	3,465	4,027	3,929

Net income	$15,039	$14,275	$11,281	$12,875	$12,551

Net income per common share:
- Basic	$0.79	$0.75	$0.59	$0.68	$0.66

- Diluted	0.79	0.75	0.59	0.68	0.66

Average basic shares (in thousands)	18,965	19,020	19,015	19,010	19,022
Average diluted shares (in thousands)	18,994	19,044	19,045	19,036	19,033

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CONSOLIDATED STATEMENTS OF INCOME, Continued

(dollars in thousands, except per share data)
(Unaudited)

	Six Months Ended
	06/30/25	06/30/24
Interest and dividend income:
Interest and fees on loans	$108,007	100,464
Interest and dividends on securities available for sale:
U. S. government sponsored enterprises	1,210	1,815
State and political subdivisions	-	1
Mortgage-backed securities and collateralized mortgage obligations - residential	3,096	2,945
Corporate bonds	470	838
Small Business Administration - guaranteed participation securities	156	194
Other securities	15	5
Total interest and dividends on securities available for sale	4,947	5,798

Interest on held to maturity securities:
Mortgage-backed securities-residential	111	133
Total interest on held to maturity securities	111	133

Federal Home Loan Bank stock	280	299

Interest on federal funds sold and other short-term investments	13,944	13,644
Total interest income	127,289	120,338

Interest expense:
Interest on deposits:
Interest-bearing checking	1,094	528
Savings	1,467	1,387
Money market deposit accounts	4,075	4,570
Time deposits	38,178	39,077
Interest on short-term borrowings	356	410
Total interest expense	45,170	45,972

Net interest income	82,119	74,366

Less: Provision for credit losses	950	1,100
Net interest income after provision for credit losses	81,169	73,266

Noninterest income:
Trustco Financial Services income	3,938	3,425
Fees for services to customers	4,911	5,144
Net gains on equity securities	-	1,360
Other	977	565
Total noninterest income	9,826	10,494

Noninterest expenses:
Salaries and employee benefits	23,770	23,947
Net occupancy expense	9,072	8,986
Equipment expense	3,862	3,728
Professional services	3,612	3,030
Outsourced services	5,160	5,256
Advertising expense	665	874
FDIC and other insurance	2,324	1,891
Other real estate expense, net	550	90
Other	3,537	3,560
Total noninterest expenses	52,552	51,362

Income before taxes	38,443	32,398
Income taxes	9,129	7,721

Net income	$29,314	24,677

Net income per common share:
- Basic	$1.54	1.30

- Diluted	1.54	1.30

Average basic shares (in thousands)	18,992	19,023
Average diluted shares (in thousands)	19,019	19,033

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CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

(dollars in thousands)
(Unaudited)

	6/30/2025	3/31/2025	12/31/2024	9/30/2024	6/30/2024
ASSETS:

Cash and due from banks	$45,218	$48,782	$47,364	$49,659	$42,193
Federal funds sold and other short term investments	668,373	707,355	594,448	473,306	493,920
Total cash and cash equivalents	713,591	756,137	641,812	522,965	536,113

Securities available for sale:
U. S. government sponsored enterprises	71,241	65,942	85,617	90,588	106,796
States and political subdivisions	18	18	18	26	26
Mortgage-backed securities and collateralized mortgage obligations - residential	221,721	219,333	213,128	222,841	218,311

Small Business Administration - guaranteed participation securities	12,945	13,683	14,141	15,171	15,592
Corporate bonds	29,943	24,779	44,581	54,327	53,764
Other securities	698	698	700	701	688
Total securities available for sale	336,566	324,453	358,185	383,654	395,177

Held to maturity securities:
Mortgage-backed securities and collateralized mortgage
obligations-residential	4,836	5,090	5,365	5,636	5,921
Total held to maturity securities	4,836	5,090	5,365	5,636	5,921

Federal Reserve Bank and Federal Home Loan Bank stock	6,601	6,507	6,507	6,507	6,507

Loans:
Commercial	314,273	302,753	286,857	280,261	282,441
Residential mortgage loans	4,394,317	4,380,561	4,388,302	4,382,674	4,370,640
Home equity line of credit	435,433	419,806	409,261	393,418	370,063
Installment loans	12,678	13,017	13,638	14,503	15,168
Loans, net of deferred net costs	5,156,701	5,116,137	5,098,058	5,070,856	5,038,312

Less: Allowance for credit losses on loans	51,265	50,606	50,248	49,950	49,772
Net loans	5,105,436	5,065,531	5,047,810	5,020,906	4,988,540

Bank premises and equipment, net	38,129	37,178	33,782	33,324	33,466
Operating lease right-of-use assets	36,322	34,968	36,627	37,958	38,376
Other assets	106,894	108,681	108,656	98,730	102,544

Total assets	$6,348,375	$6,338,545	$6,238,744	$6,109,680	$6,106,644

LIABILITIES:
Deposits:
Demand	$784,351	$793,306	$762,101	$753,878	$745,227
Interest-bearing checking	1,045,043	1,067,948	1,027,540	988,527	1,029,606
Savings accounts	1,082,489	1,094,968	1,086,534	1,092,038	1,144,427
Money market deposit accounts	467,087	478,872	465,049	477,113	517,445
Time deposits	2,111,344	2,061,576	2,049,759	1,952,635	1,840,262
Total deposits	5,490,314	5,496,670	5,390,983	5,264,191	5,276,967

Short-term borrowings	82,370	82,275	84,781	91,450	89,720
Operating lease liabilities	39,350	38,324	40,159	41,469	42,026
Accrued expenses and other liabilities	43,536	33,468	46,478	43,549	42,763

Total liabilities	5,655,570	5,650,737	5,562,401	5,440,659	5,451,476

SHAREHOLDERS' EQUITY:
Capital stock	20,097	20,097	20,097	20,058	20,058
Surplus	259,490	259,182	258,874	257,644	257,490
Undivided profits	462,158	453,931	446,503	442,079	436,048
Accumulated other comprehensive income (loss), net of tax	1,663	(132)	(3,861)	(6,600)	(14,268)
Treasury stock at cost	(50,603)	(45,270)	(45,270)	(44,160)	(44,160)

Total shareholders' equity	692,805	687,808	676,343	669,021	655,168

Total liabilities and shareholders' equity	$6,348,375	$6,338,545	$6,238,744	$6,109,680	$6,106,644

Outstanding shares (in thousands)	18,851	19,020	19,020	19,010	19,010

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(dollars in thousands)
(Unaudited)

6/30/2025	3/31/2025	12/31/2024	9/30/2024	6/30/2024
Nonperforming Assets

New York and other states*
Loans in nonaccrual status:
Commercial	$684	$688	$343	$466	$741
Real estate mortgage - 1 to 4 family	14,048	14,795	14,671	15,320	14,992
Installment	34	139	108	163	131
Total nonperforming loans	14,766	15,622	15,122	15,949	15,864
Other real estate owned	1,136	2,107	2,175	2,503	2,334
Total nonperforming assets	$15,902	$17,729	$17,297	$18,452	$18,198

Florida
Loans in nonaccrual status:
Commercial	$-	$-	$-	$314	$314
Real estate mortgage - 1 to 4 family	3,132	3,135	3,656	3,176	2,985
Installment	12	3	22	5	22
Total nonperforming loans	3,144	3,138	3,678	3,495	3,321
Other real estate owned	-	-	-	-	-
Total nonperforming assets	$3,144	$3,138	$3,678	$3,495	$3,321

Total
Loans in nonaccrual status:
Commercial	$684	$688	$343	$780	$1,055
Real estate mortgage - 1 to 4 family	17,180	17,930	18,327	18,496	17,977
Installment	46	142	130	168	153
Total nonperforming loans	17,910	18,760	18,800	19,444	19,185
Other real estate owned	1,136	2,107	2,175	2,503	2,334
Total nonperforming assets	$19,046	$20,867	$20,975	$21,947	$21,519

Quarterly Net (Recoveries) Chargeoffs

New York and other states*
Commercial	$-	$(3)	$62	$65	$-
Real estate mortgage - 1 to 4 family	(121)	41	(316)	104	(74)
Installment	18	4	41	11	(2)
Total net chargeoffs (recoveries)	$(103)	$42	$(213)	$180	$(76)

Florida
Commercial	$-	$(315)	$314	$-	$-
Real estate mortgage - 1 to 4 family	-	-	-	-	17
Installment	94	15	1	42	7
Total net (recoveries) chargeoffs	$94	$(300)	$315	$42	$24

Total
Commercial	$-	$(318)	$376	$65	$-
Real estate mortgage - 1 to 4 family	(121)	41	(316)	104	(57)
Installment	112	19	42	53	5
Total net (recoveries) chargeoffs	$(9)	$(258)	$102	$222	$(52)

Asset Quality Ratios

Total nonperforming loans (1)	$17,910	$18,760	$18,800	$19,444	$19,185
Total nonperforming assets (1)	19,046	20,867	20,975	21,947	21,519
Total net (recoveries) chargeoffs (2)	(9)	(258)	102	222	(52)

Allowance for credit losses on loans (1)	51,265	50,606	50,248	49,950	49,772

Nonperforming loans to total loans	0.35%	0.37%	0.37%	0.38%	0.38%
Nonperforming assets to total assets	0.30%	0.33%	0.34%	0.36%	0.35%
Allowance for credit losses on loans to total loans	0.99%	0.99%	0.99%	0.99%	0.99%
Coverage ratio (1)	286.2%	269.8%	267.3%	256.9%	259.4%
Annualized net (recoveries) chargeoffs to average loans (2)	0.00%	-0.02%	0.01%	0.02%	0.00%
Allowance for credit losses on loans to annualized net chargeoffs (2)	N/A	N/A	123.2	x	56.3	x	N/A

* Includes New York, New Jersey, Vermont and Massachusetts.
(1)	At period-end
(2)	For the three-month period ended

Page | 11

DISTRIBUTION OF ASSETS, LIABILITIES AND SHAREHOLDERS' EQUITY -
INTEREST RATES AND INTEREST DIFFERENTIAL

(dollars in thousands)
(Unaudited)
	Three months ended			Three months ended
	June 30, 2025			June 30, 2024
	Average	Interest	Average	Average	Interest	Average
	Balance		Rate	Balance		Rate
Assets

Securities available for sale:
U. S. government sponsored enterprises	$73,468	$614	3.34%	$113,844	$909	3.20%
Mortgage backed securities and collateralized mortgage obligations - residential	244,628	1,613	2.62	250,517	1,451	2.30
State and political subdivisions	18	0	6.77	26	1	6.75
Corporate bonds	25,707	210	3.26	55,065	362	2.63
Small Business Administration - guaranteed participation securities	14,083	75	2.14	17,436	94	2.15
Other	697	8	4.59	694	2	1.15

Total securities available for sale	358,601	2,520	2.81	437,582	2,819	2.58

Federal funds sold and other short-term Investments	648,457	7,212	4.46	506,493	6,894	5.48

Held to maturity securities:
Mortgage backed securities and collateralized mortgage obligations - residential	4,970	54	4.37	6,054	65	4.28

Total held to maturity securities	4,970	54	4.37	6,054	65	4.28

Federal Home Loan Bank stock	6,591	129	7.83	6,340	147	9.27

Commercial loans	306,373	4,261	5.56	280,559	3,765	5.37
Residential mortgage loans	4,387,181	43,236	3.94	4,359,232	40,819	3.75
Home equity lines of credit	428,933	6,830	6.39	364,210	5,814	6.42
Installment loans	12,523	230	7.35	15,395	262	6.86

Loans, net of unearned income	5,135,010	54,557	4.25	5,019,396	50,660	4.04

Total interest earning assets	6,153,629	$64,472	4.19	5,975,865	$60,585	4.06

Allowance for credit losses on loans	(50,777)			(49,454)
Cash & non-interest earning assets	204,006			181,688

Total assets	$6,306,858			$6,108,099

Liabilities and shareholders' equity

Deposits:
Interest bearing checking accounts	$1,039,242	$536	0.21%	$1,009,048	$288	0.11%
Money market accounts	470,824	2,086	1.78	524,068	2,228	1.71
Savings	1,087,467	733	0.27	1,145,922	675	0.24
Time deposits	2,085,329	19,195	3.69	1,873,139	19,400	4.17

Total interest bearing deposits	4,682,862	22,550	1.93	4,552,177	22,591	2.00
Short-term borrowings	81,055	176	0.87	93,703	206	0.89

Total interest bearing liabilities	4,763,917	$22,726	1.91	4,645,880	$22,797	1.97

Demand deposits	777,956			735,262
Other liabilities	73,903			76,258
Shareholders' equity	691,082			650,699

Total liabilities and shareholders' equity	$6,306,858			$6,108,099

Net interest income		$41,746			$37,788

Net interest spread			2.28%			2.09%

Net interest margin (net interest income to total interest earning assets)			2.71%			2.53%

Page | 12

DISTRIBUTION OF ASSETS, LIABILITIES AND SHAREHOLDERS' EQUITY -
INTEREST RATES AND INTEREST DIFFERENTIAL, Continued

(dollars in thousands)
(Unaudited)
	Six Months Ended			Six Months Ended
	June 30, 2025			June 30, 2024
	Average	Interest	Average	Average	Interest	Average
	Balance		Rate	Balance		Rate
Assets

Securities available for sale:
U. S. government sponsored enterprises	$74,071	1,210	3.27%	$119,908	1,815	3.03%
Mortgage backed securities and collateralized mortgage obligations - residential	242,083	3,096	2.56	254,665	2,945	2.31
State and political subdivisions	18	-	6.77	26	1	6.82
Corporate bonds	32,823	470	2.86	64,345	838	2.60
Small Business Administration - guaranteed participation securities	14,540	156	2.15	17,830	194	2.18
Mortgage backed securities and collateralized mortgage
obligations - commercial	-			-	-	-
Other	698	15	4.30	695	5	1.44

Total securities available for sale	364,233	4,947	2.72	457,469	5,798	2.53

Federal funds sold and other short-term Investments	631,148	13,944	4.46	502,072	13,644	5.47

Held to maturity securities:
Mortgage backed securities and collateralized mortgage obligations - residential	5,101	111	4.35	6,192	133	4.29

Total held to maturity securities	5,101	111	4.35	6,192	133	4.29

Federal Home Loan Bank stock	6,549	280	8.55	6,271	299	9.54

Commercial loans	302,173	8,426	5.58	278,871	7,425	5.33
Residential mortgage loans	4,386,418	85,851	3.92	4,359,351	81,236	3.73
Home equity lines of credit	421,498	13,265	6.35	358,607	11,277	6.32
Installment loans	12,744	465	7.36	15,761	526	6.72

Loans, net of unearned income	5,122,833	108,007	4.22	5,012,590	100,464	4.01

Total interest earning assets	6,129,864	127,289	4.16	5,984,594	120,338	4.03

Allowance for credit losses on loans	(50,627)			(49,139)
Cash & non-interest earning assets	202,590			188,364

Total assets	$6,281,827			$6,123,819

Liabilities and shareholders' equity

Deposits:
Interest bearing checking accounts	$1,038,733	1,094	0.21%	$999,589	528	0.11%
Money market accounts	469,952	4,075	1.75	534,378	4,570	1.72
Savings	1,088,408	1,467	0.27	1,152,241	1,387	0.24
Time deposits	2,069,998	38,178	3.72	1,881,535	39,077	4.18
Total interest bearing deposits	4,667,091	44,814	1.94	4,567,743	45,562	2.01
Short-term borrowings	82,125	356	0.87	93,510	410	0.88

Total interest bearing liabilities	4,749,216	45,170	1.92	4,661,253	45,972	1.98

Demand deposits	769,923			730,781
Other liabilities	76,308			83,105
Shareholders' equity	686,380			648,680

Total liabilities and shareholders' equity	$6,281,827			$6,123,819

Net interest income		82,119			74,366

Net interest spread			2.24%			2.05%

Net interest margin (net interest income to
total interest earning assets)			2.68%			2.48%

Page | 13

Non-GAAP Financial Measures Reconciliation

Tangible book value per share is a non-GAAP financial measure derived from GAAP-based amounts. We calculate tangible book value by excluding the balance of intangible assets from total shareholders’ equity divided by shares outstanding. We believe that this is consistent with the treatment by bank regulatory agencies, which exclude intangible assets from the calculation of risk-based capital ratios. Additionally, we believe that this measure is important to many investors in the marketplace who are interested in relative changes from period to period in equity exclusive of changes in intangible assets.

Tangible equity as a percentage of tangible assets at period end is a non-GAAP financial measure derived from GAAP-based amounts. We calculate tangible equity and tangible assets by excluding the balance of intangible assets from total shareholders’ equity and total assets, respectively.  We calculate tangible equity as a percentage of tangible assets at period end by dividing tangible equity by tangible assets at period end.  We believe that this is consistent with the treatment by bank regulatory agencies, which exclude intangible assets from the calculation of risk-based capital ratios.  Additionally, we believe that this measure is important to many investors in the marketplace who are interested in relative changes from period to period in equity and total assets, each exclusive of changes in intangible assets.

Adjusted efficiency ratio is a non-GAAP measures of expense control relative to revenue from net interest income and non-interest fee income.  We calculate the efficiency ratio by dividing total non-interest expense by the sum of net interest income and total non-interest income.  We calculate the adjusted efficiency ratio by dividing total noninterest expenses as determined under GAAP, excluding other real estate expense, net, by net interest income and total noninterest income as determined under GAAP, excluding net gains on equity securities. We believe that this provides a reasonable measure of primary banking expenses relative to primary banking revenue.  Additionally, we believe this measure is important to investors looking for a measure of efficiency in our productivity measured by the amount of revenue generated for each dollar spent.

We believe that these non-GAAP financial measures provide information that is important to investors and that is useful in understanding our financial results. Our management internally assesses our performance based, in part, on these measures.  However, these non-GAAP financial measures are supplemental and not a substitute for an analysis based on GAAP measures. As other companies may use different calculations for these measures, this presentation may not be comparable to other similarly titled measures reported by other companies. A reconciliation of the non-GAAP measures of tangible book value to shares outstanding, tangible equity as a percentage of tangible assets, and efficiency ratio to the most directly comparable GAAP measures is set forth below.

Page | 14

NON-GAAP FINANCIAL MEASURES RECONCILIATION

(dollars in thousands)
(Unaudited)
	6/30/2025	3/31/2025	6/30/2024
Tangible Book Value Per Share

Equity (GAAP)	$692,805	$687,808	$655,168
Less: Intangible assets	553	553	553
Tangible equity (Non-GAAP)	$692,252	$687,255	$654,615

Shares outstanding	18,851	19,020	19,010
Tangible book value per share	36.72	36.13	34.44
Book value per share	36.75	36.16	34.46

Tangible Equity to Tangible Assets
Total Assets (GAAP)	$6,348,375	$6,338,545	$6,106,644
Less: Intangible assets	553	553	553
Tangible assets (Non-GAAP)	$6,347,822	$6,337,992	$6,106,091

Consolidated Equity to Assets (GAAP)	10.91%	10.85%	10.73%
Consolidated Tangible Equity to Tangible Assets (Non-GAAP)	10.91%	10.84%	10.72%

		Three months ended			Six Months Ended
Efficiency and Adjusted Efficiency Ratios		6/30/2025	3/31/2025	6/30/2024	6/30/2025	6/30/2024

Net interest income (GAAP)	A	$41,746	$40,373	$37,788	$82,119	$74,366
Non-interest income (GAAP)	B	4,852	4,974	5,651	9,826	10,494
Less: Net gains on equity securities		-	-	1,360	-	1,360
Revenue used for efficiency ratio (Non-GAAP)	C	$46,598	$45,347	$42,079	$91,945	$83,500

Total noninterest expense (GAAP)	D	$26,223	$26,329	$26,459	$52,552	$51,362
Less: Other real estate expense, net	E	522	28	16	550	90
Expense used for efficiency ratio (Non-GAAP)	F	$25,701	$26,301	$26,443	$52,002	$51,272

Efficiency Ratio (GAAP)	D/(A+B)	56.27%	58.06%	60.91%	57.16%	60.53%
Adjusted Efficiency Ratio (Non-GAAP)	F/C	55.15%	58.00%	62.84%	56.56%	61.40%

Page | 15